UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2011

TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On October 27, 2011, Time Warner Cable Inc. (the “Company”) issued a press release with respect to its third-quarter 2011 results and held a related webcast conference call with senior management.  The Company would like to clarify statements made during the course of the conference call regarding October 2011 subscriber net additions as follows:

“It’s still early in the quarter, but in the first few weeks of October 2011, video and broadband net adds are in the same zone as a year ago, but voice nets adds continued to be weaker.”

Statements made in response to a question later in the call were meant to refer to the year-ago period and not to the third quarter of 2011.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date:  October 27, 2011